UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 25, 2005

TriQuint Semiconductor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22660	95-3654013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 N.E. Brookwood Parkway
Hillsboro, Oregon  97124

(Address of principal executive offices, including zip code)

(503) 615-9000
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 25, 2005, TriQuint Semiconductor, Inc. (the “Company”) issued a press release announcing that Raymond A. Link, Vice President of Finance and Administration, Chief Financial Officer and Secretary of the Company, has chosen to resign from all of his positions with the Company to pursue another opportunity. The resignation is effective June 1, 2005 however Mr. Link will continue as a Company employee through June 30, 2005.

Also on May 25, 2005, the Company announced that it has appointed Stephanie J. Welty, age 49, as its Chief Financial Officer effective June 1, 2005.  Ms. Welty joined TriQuint in 1994 and has most recently served as the Company’s Vice President of Finance since 1999. Prior to this position, Ms. Welty served as Accounting Manager and Director of Information Systems. Ms. Welty holds a B. S. degree from the University of Washington and is a Certified Public Accountant and Certified Management Accountant. Ms. Welty’s employment agreement in connection with her appointment as the Company’s Chief Financial Officer was not finalized at the time of the filing of this Current Report on Form 8-K. The Company will file such employment agreement by amendment to this Current Report on Form 8-K within four business days after such employment agreement is finalized by all relevant parties.

A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01          Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

99.1	Press Release of TriQuint Semiconductor, Inc. dated May 25, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIQUINT SEMICONDUCTOR, INC.

By:	/s/ Raymond A. Link
Raymond A. Link Vice President, Finance and Administration, Chief Financial Officer and Secretary

Date:  May 25, 2005